As filed with the Securities and Exchange Commission on May 28, 2004


                                       Registration No. 333-_____



                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

                       Allen Organ Company
     (Exact name of registrant as specified in its charter)

                Pennsylvania                  23-1263194
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

     150 Locust Street, P.O. Box 36, Macungie, Pennsylvania 18062-0036
    (Address of Principal Executive Offices)       (Zip Code)

              Allen Organ Company Stock Option Plan
                    (Full title of the plan)

                       Steven A. Markowitz
              President and Chief Executive Officer
                       Allen Organ Company
                 150 Locust Street, P.O. Box 36
                    Macungie, Pennsylvania  18062-0036
             (Name and address of agent for service)

                            (610) 966-2200
  (Telephone number, including area code, of agent for service)

                           Copies to:

                    David W. Swartz, Esquire
                       Stevens & Lee, P.C.
                     111 North Sixth Street
                Reading, Pennsylvania  19603-0679
                         (610) 478-2184
                      ____________________



                 CALCULATION OF REGISTRATION FEE

 Title of     Amount to     Proposed     Proposed     Amount of
each class        be        maximum      maximum     registration
    of        registered    offering    aggregate        fee
securities                 price per     offering
   to be                   share (2)     price(2)
registered(1)


Class B         100,000      $48.78     $4,878,000     $618.04
Common
Stock,
$1.00 par
value

(1) Based on the maximum number of shares of the Registrant's common stock, $1.00 par value per share, authorized for issuance under the Plan set forth above.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the Registrant's common stock on May 26, 2004.




                             PART II

Item 3.  Incorporation of Documents by Reference.

          In this Registration Statement, "we," "us," and "our" refer to Allen Organ Company.

          The following documents filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement and made a part hereof:

          (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

          (b) our Quarterly Report on Form 10-Q for the three months ended March 31, 2004, and

          (c) all other documents filed by us after the date of this Registration Statement under Section 13(a), 13(c),14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.

          (d) The description of our Class B common stock, $1.00 par value per share, set forth in our registration statement filed under the Securities
              Exchange Act of 1934 to register such common stock, including any amendments thereto.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          Our bylaws provide for (1) indemnification of directors, officers, employees and agents and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Item 7.  Exemption from Registration Claimed.

          Not Applicable.

Item 8.  Exhibits.

          Exhibits:

Number    Description

3.1       Articles of Incorporation of Allen Organ Company
          (Incorporated by reference to the Registrant's Annual
          Report on Form 10-K for the year ended December 31, 1984.)

3.2 Bylaws of Allen Organ Company (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991.)

5.1       Opinion of Stevens & Lee, P.C.

23.1      Consent of Stevens & Lee, P.C. (included in
          Exhibit 5.1).

23.2      Consent of KPMG LLP.

24.1 Powers of Attorney of Directors and Officers (included on signature page).

99.1 Allen Organ Company Stock Option Plan (Incorporated by reference to Exhibit 10.1 to the Registrant's
          Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2002).

Item 9.  Undertakings

          (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
         (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macungie, Pennsylvania, on April 22, 2004.

                              ALLEN ORGAN COMPANY

                              By:   /s/STEVEN A. MARKOWITZ
                                    Steven A. Markowitz
                                    President and Chief Executive
                                    Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Markowitz and Nathan S. Eckhart and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Title

/s/STEVEN A. MARKOWITZ   President, Chief         April 22, 2004
Steven A. Markowitz      Executive Officer and
                         Director (Principal
                         Executive Officer)

/s/ERNEST J. CHOQUETTE   Director                 April 22, 2004
Ernest J. Choquette

/s/MICHAEL F. DOYLE      Director                 April 22, 2004
Michael F. Doyle

/s/ORVILLE G. HAWK       Director                 April 22, 2004
Orville G. Hawk

/s/LEONARD W. HELFRICH   Director                 April 22, 2004
Leonard W. Helfrich

/s/MARTHA MARKOWITZ      Director                 April 22, 2004
Martha Markowitz

/s/EUGENE MOROZ          Director                 April 22, 2004
Eugene Moroz

/s/JEFFREY L. SCHUCKER   Director                 April 22, 2004
Jeffrey L. Schucker

/s/ALBERT F. SCHUSTER    Director                 April 22, 2004
Albert F. Schuster

/s/NATHAN S. ECKHART     Vice President and       April 22, 2004
Nathan S. Eckhart        Chief Financial Officer
                         (Principal Financial
                         and Accounting Officer)


                          EXHIBIT INDEX

Number    Description

5.1       Opinion of Stevens & Lee, P.C.

23.2      Consent of KPMG LLP.